COMPUTATION OF INCOME PER SHARE

                                                   Three Months                Six Months
                                                  Ended June 30,            Ended June 30,
                                              1997         1996         1997         1996
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PRIMARY
Average shares outstanding ..........    6,506,946    6,548,946    6,510,862    6,550,612

Net effect of dilutive stock options-
based on the treasury stock method
using average market price ..........       73,889        7,237       84,621        3,619
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                                         6,580,835    6,556,183    6,595,483    6,554,231
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Net income (in thousands) ...........   $    1,176   $      916   $    2,281   $    1,745
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Per share amount ....................   $      .18   $      .14   $      .35   $      .27
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